Exhibit 99.1

POWERSECURE INCREASES OWNERSHIP OF

GROWING SOLAR AND LED BUSINESSES TO 100 PERCENT

—Also adds capabilities to utility infrastructure safety program—

Wake Forest, N.C. – May 23, 2013 – PowerSecure International, Inc. (Nasdaq: POWR) today announced that it has gained 100 percent ownership of its solar business with the purchase of the final 10 percent ownership stake from Southern Energy Management and also has gained 100 percent ownership of its IES LED lighting business with the purchase of the final 33 percent ownership interest from IES.

In addition, PowerSecure has acquired Powerline EHV & Safety Training, LLC, a leader in utility infrastructure safety training. This acquisition further enhances the company’s strong focus on its safety programs.

The company completed these three transactions for approximately $1.3 million in cash and approximately $3.0 million in common stock, for a total aggregate value of approximately $4.3 million.

As a result of these transactions, PowerSecure is now positioned to capture 100 percent of the net income from these businesses in the future, and has bolstered its utility infrastructure safety and training programs with additional resources and capabilities.

“These transactions reflect our growing confidence in our solar and LED businesses and allow us to capture full value for our success, while our continued investments in the safety and training of our utility infrastructure teams reflect our commitment to serving our utility partners with the safest and most productive crews in the industry,” said Sidney Hinton, chief executive officer of PowerSecure.

“Given the momentum we are seeing, we anticipate the cumulative impact of these acquisitions will be modestly accretive to 2013 earnings,” Hinton added.

About PowerSecure

PowerSecure International, Inc. is a leading provider of utility and energy technologies to electric utilities, and their industrial, institutional and commercial customers. PowerSecure provides products and services in the areas of Interactive Distributed Generation ® (IDG®), energy efficiency and utility infrastructure. The company is a pioneer in developing IDG® power systems with sophisticated smart grid capabilities, including the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly, power at peak power times, 2) provide utilities with dedicated electric power generation capacity to utilize for demand response purposes and 3) provide customers with the most dependable standby power in the industry. Its proprietary distributed generation system designs utilize a range of technologies to deliver power, including renewables.

The company’s energy efficiency business develops energy efficient lighting technologies that improve the quality of light, including its proprietary EfficientLights® LED lighting products for grocery, drug and convenience stores, and its SecureLite area light and PowerLite street lights for utilities and municipalities. PowerSecure also provides electric utilities with transmission and distribution infrastructure maintenance and construction services, and engineering and regulatory consulting services. Additional information is available at www.powersecure.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements relating to the expectations of the positive impacts of the transactions discussed in this release and their effect on the financial results of the company, the outlook for the company’s future revenues, earnings, margins, cash resources and cash flow and other financial and operating information and data; the company’s future business operations, strategies and prospects; the anticipated benefits and future results of the reported transaction; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses and the reported transaction; and statements of assumptions underlying the foregoing.

Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the company’s most recent Annual Report on Form 10-K, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Contact:

John Bluth

PowerSecure International, Inc.

+1 919 453 2103